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                                     EXHIBIT 4.3

                        WARRANT AGREEMENT BETWEEN COMPANY AND
                       CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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                                  WARRANT AGREEMENT



         Agreement made as of December 5, 1997, between Ontro, Inc., a California corporation with offices at 12675 Danielson Court, Suite 401, Poway, California 92064 ("Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, with offices at 400 South Hope Street, 4th Floor, Los Angeles, California 90071 (herein called the "Warrant Agent").

         WHEREAS, the Company has determined to issue and deliver up to 2,900,000 warrants ("Offering Warrants") evidencing the right of the holders thereof to purchase an aggregate of 2,900,000 shares of common stock, no par value, of the Company ("Common Stock") which warrants are to be issued and delivered pursuant to an initial public offering of the securities of the Company, such warrants to be issued as part of units ("Units") consisting of one share of Common Stock and one Offering Warrant; and

         WHEREAS, the Company has agreed pursuant to an agreement (the "Underwriting Agreement") with Joseph Charles & Associates, Inc., as representative of the various underwriters (the "Underwriters"), to issue 435,000 additional Units to the various Underwriters containing warrants (the "Over-Allotment Warrants") with identical terms and conditions as the Offering Warrants (the "Underwriters' Over-Allotment Option"); and

         WHEREAS, the Company has also granted to Joseph Charles & Associates, Inc. (the "Representative") a purchase option (the "Representative's Option") to purchase 290,000 additional Units containing 290,000 warrants with identical terms and conditions as the Offering Warrants, (the "Representative's Warrants"); and

         WHEREAS, unless otherwise noted, the Offering Warrants, Over-Allotment Warrants and the Representative's Warrants are referred to herein as the "Warrants" and each as a "Warrant"; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf

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of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.  APPOINTMENT OF WARRANT AGENT.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in connection with the Offering Warrants, Over-Allotment Warrants and Representative's Warrants and the Warrant Agent hereby accepts such appointment and agrees to perform as such in accordance with the terms and conditions set forth in this Agreement.

2.  WARRANTS.

    2.1 FORM OF WARRANTS. Each Warrant shall be issued in registered form only, shall be signed by, or bear the facsimile signature of, the Chairman or Chief Executive Officer and Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in his designated office of the Company before such Warrant is issued, it may be issued with the same effect as if he had not ceased to serve in that capacity at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in Section 2.3 hereof. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto.

    2.2 EFFECT OF COUNTERSIGNATURE. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect.

    2.3 EVENTS FOR COUNTERSIGNATURE. The Warrant Agent shall countersign a Warrant only in either of the following circumstances:

         (i) if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided; or

         (ii) if the Company instructs the Warrant Agent to do so.

    2.4  ISSUANCE.

         2.4.1 OFFERING WARRANTS. Warrant Certificates representing the Offering Warrants shall be executed by the proper officers of the Company and delivered to the Warrant Agent for countersignature upon the closing of the public offering. Certificates representing the Offering Warrants to be delivered to the Warrant Agent shall be in direct relation to the number of Units sold in the Company's public offering and shall be attached to the certificates representing an equal number of shares of Common Stock. The Offering Warrant Certificates will be issued and delivered on written order of the Company signed by an authorized officer. The Warrant Agent shall deliver Offering Warrant Certificates in required whole number denominations to the persons entitled

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thereto in connection with any transfer or exchange permitted under this
Agreement.

         2.4.2 OVER-ALLOTMENT WARRANTS. The Over-Allotment Warrants to be issued, if any, will be executed by the proper officers of the Company and delivered to the Warrant Agent for countersignature on exercise of the option to purchase Units containing the Over-Allotment Warrants by the several Underwriters in accordance with the Underwriting Agreement. Certificates representing the Over-Allotment Warrants to be delivered to the Warrant Agent shall be in direct relation to the number of Units sold to the Underwriters pursuant to the exercise of the Over-Allotment Option and shall be attached to the certificates representing an equal number of shares of Common Stock. The Over-Allotment Warrant Certificates will be issued and delivered on written order of the Company signed by an authorized officer.

         2.4.3 REPRESENTATIVE'S WARRANTS. The Representative's Warrants to be issued, if any, will be executed by the proper officers of the Company and delivered to the Warrant Agent for countersignature on exercise of the Representative's Option, which Option may not be exercised prior to one year following the effective date of the registration statement relating to the public offering. Certificates representing the Representative's Warrants to be delivered to the Warrant Agent shall be in direct relation to the number of Units sold in connection with the exercise by the Representative of the Representatives's Option and shall be attached to the certificates representing an equal number of shares of Common Stock. The Representative's Warrant Certificates will be issued and delivered on written order of the Company signed by an authorized officer.

    2.5  REGISTER.

         2.5.1 WARRANT REGISTER. The Warrant Agent shall maintain books (the "Warrant Register"), for the registration of the original issuance and the registration of any transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

         2.5.2 REGISTERED HOLDER. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the "registered holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    2.6 DETACHABILITY OF WARRANTS. The Warrant Agent understands that the Warrants are being issued as part of Units together with shares of the Company's Common Stock. Each Warrant Certificate shall be initially issued only when attached to a certificate representing the same number of shares of Common Stock as Warrants and shall be separately transferable from the certificate representing shares of Common Stock immediately upon issuance.

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3.  TERMS AND EXERCISE OF WARRANTS.

    3.1 WARRANT PRICE. Each Warrant, when countersigned by the Warrant Agent, shall entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of 150% of the price of the Units issued in the initial public offering of the Company's securities ("Offering price") per whole share, subject to the adjustments provided in
Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised and applies to all Warrants governed hereby. The Company, in its sole discretion, may reduce the Warrant Price relating to any Warrant.

    3.2 DURATION OF WARRANTS. A Warrant may be exercised only during the period ("Exercise Period") commencing on the date of issuance, and terminating at 5:00 p.m. Pacific Standard Time three years from the effective date of the registration statement of the Company (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on the Expiration Date. The Exercise Period for the Representative's Option shall be the period commencing one year after the effective date of the registration statement covering the initial public offering of the Units, and expiring at 5:00 p.m. Pacific Standard Time four years thereafter (Representative's Expiration Date"). The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date or the Representative's Expiration Date.

    3.3  EXERCISE OF WARRANTS.

         3.3.1 PAYMENT. A Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof at any time during the applicable Exercise Period and prior to redemption by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent with the subscription form, as set forth on the reverse side of the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, certified or bank check payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

         3.3.2 ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of any Warrant and in any event within thirty days after such exercise, the Warrant Agent shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and, if the Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.

         3.3.3 VALID ISSUANCE. All shares of Common Stock issued upon the proper exercise

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of a Warrant in conformity with this Agreement shall be duly authorized, validly issued and outstanding, fully paid and nonassessable.

         3.3.4 DATE OF ISSUANCE. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

         3.3.5 NOTIFICATION AND PAYMENT. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares caused to be delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company. The parties contemplate such payments will be made by the Warrant Agent to the Company on a weekly basis and will consist of collected funds only. The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a federally insured escrow account at a commercial bank selected by agreement of the Company and the Warrant Agent, at all times relevant hereto. Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause the issuance of share certificates representing the number of Warrant Shares purchased by the registered owner of the exercised Warrants.

         3.3.6 ACCOUNTING. A detailed accounting statement setting forth the number of Warrants exercised, the number of Warrant Shares issued and the names and addresses of the holders of such Warrant Shares, the net amount of funds from the exercise of the Warrants and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount. Such accounting statement shall serve as an interim accounting issued, for the Company during the Exercise Period. The Warrant Agent shall render to the Company, at the completion of the Exercise Period, a complete accounting setting forth the number of Warrants exercised, the identity of the persons exercising such Warrants, the number of the Warrant Shares issued and the names and addresses of the holders of such Warrant Shares, the amounts distributed to the Company, and all expenses incurred by the Warrant Agent.

         3.3.7 PROSPECTUS DELIVERY. Under certain circumstances, the Company may be required to deliver a prospectus that satisfies the requirements of
Section 10 of the Securities Act of 1933, as amended (the "1933 Act") with delivery of the Warrant Shares and must have a registration statement (or a post-effective amendment to an existing registration statement) effective under such Act in order for the Company to comply with any such prospectus delivery requirements. The Company will advise the Warrant Agent of the status of any such registration statement under the 1933 Act and of the effectiveness of the Company's registration statement or lapse of effectiveness. No issuance of Warrant Shares shall be made unless there is an effective registration statement under the 1933 Act (or an exemption therefrom) and registration or qualification of the Warrant Shares (or an exemption therefrom) has been obtained from state or other regulatory authorities in the

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jurisdiction in which such Warrant Shares are sold.  The company will provide to the Warrant Agent written confirmation of all such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent.

4. ADJUSTMENTS. The Exercise Price and the number of shares of Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.

    4.1 STOCK DIVIDENDS -- SPLIT-UPS. If, after the date hereof, prior to redemption and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the day following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

    4.2 AGGREGATION OF SHARES. If, after the date hereof, prior to redemption and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

    4.3 REORGANIZATION, ETC. If, after the date hereof, and prior to redemption any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written

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instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

    4.4 RIGHTS ISSUE. In case the Company, prior to redemption, shall issue rights, options, warrants or convertible securities to all holders of the Common Stock entitling them to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share less than the current value of the Common Stock (as determined in accordance with Section 4.6 below) on the record date for the issuance of such securities, instruments or rights or the granting of such securities, options or warrants, as the case may be, the Warrant Price to be in effect after the record date for the issuance of such rights or the granting of such options or warrants shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be (i) the sum of (a) the number of shares of Common Stock outstanding immediately prior to such sale and (b) the number of shares of Common Stock which could be purchased at the current value of the Common Stock (as determined in accordance with Section 4.6 below) with the consideration received by the Company upon such sale, and the denominator of which shall be the total number of shares of Common Stock that would be outstanding immediately after such sale if the full amount of convertible securities, options, rights, or warrants were exercised immediately after the sale. Additionally, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant by the Warrant Price in effect immediately prior to the adjustment made and under this
Section 4.4 and dividing the product so obtained by the Warrant Price in effect immediately after the adjustment. In the event such securities, instruments or rights shall change or expire, or such convertible securities shall not be converted, any adjustment previously made hereunder shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration.

    4.5 NOTICES OF CHANGES IN WARRANT. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

    4.6 NO FRACTIONAL SHARES. Notwithstanding any provision contained in this Warrant

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Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants.  If, by reason of any adjustment made pursuant to this
Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, at a price determined as follows:

         (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the National Association of Securities Dealers Automated Quotation System, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant or if no such sale is made or reported on such day, the average of the highest closing bid and lowest asked prices for such day on such exchange or system; or

         (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the average of the last reported highest bid and lowest asked prices reported by the National Quotations Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

         (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such good faith reasonable manner as may be prescribed by the Board of Directors of the Company.

    4.7 FORM OF WARRANT. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.  TRANSFER AND EXCHANGE OF WARRANTS.

    5.1 REGISTRATION OF TRANSFER. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate representing an equal aggregate number of Warrants shall be issued to the transferee and the Warrant Certificate surrendered shall be canceled by the Warrant Agent. The Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request.

    5.2 PROCEDURE FOR SURRENDER OF WARRANTS. Warrant Certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant Certificates as requested by the registered holder of the Warrant Certificates so surrendered, representing an equal aggregate number of

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Warrants; provided, however, in the event a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant Certificate and issue new Warrant Certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant Certificates must also bear a restrictive legend.

    5.3 FRACTIONAL WARRANTS. The Warrant Agent shall not effect any registration or transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

    5.4 SERVICE CHARGES. No service charge shall be made for any exchange or registration or transfer of Warrants.

    5.5 WARRANT EXECUTION AND COUNTERSIGNATURE. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.  REDEMPTION BY COMPANY.

    6.1 REDEMPTION. The Offering Warrants and the Over-Allotment Warrants are redeemable at the option of the Company at $0.05 per Warrant following at least 30 days prior written notice to the registered owners thereof. The right to redeem the Warrants may be exercised by the Company only in the event (a) the closing price of the Common Stock equals or exceeds 200% of the Offering Price for 20 consecutive trading days ending within the 30 days prior to the date the notice of redemption is given, (b) the Company has a currently effective registration statement (including a post-effective amendment to an existing registration statement) covering the Common Shares underlying the Warrants, and
(c) the expiration of the 30 day notice period is within the Exercise Period.

    6.2 DATE FIXED FOR, AND NOTICE OF, REDEMPTION. In the event the Company shall elect to redeem the Offering Warrants and Over-Allotment Warrants, the Company shall fix a date for the redemption date. Notice of redemption and of the redemption date shall be mailed by first class mail, postage prepaid, by the Company not less then 30 days prior to the redemption date to the registered holders of the Offering Warrants and Over-Allotment Warrants at their last address as it shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given regardless whether the registered holder receives such notice.

    6.3 EXERCISE AFTER NOTICE OF REDEMPTION. The Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of acceleration shall have been given by the Company pursuant to Section 6.2 hereof and prior to the redemption date fixed in the notice. If any Warrant called for redemption is not exercised by such time, it will cease to be

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exercisable and the registered owner thereof will be entitled only to the redemption price of $0.05 per Warrant.

7.  OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS.

    7.1 NO RIGHTS AS SHAREHOLDER. A Warrant does not entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

    7.2 LOST, STOLEN, MUTILATED, OR DESTROYED WARRANTS. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may, on such terms as to indemnify each of them, or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, regardless of whether the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

    7.3 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement. The Company will supply the Warrant Agent with blank Warrant Certificates so as to maintain an inventory satisfactory to the Warrant Agent.

    7.4 REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission Registration Statement No. 333-39253 (herein referred to as the "Registration Statement") on Form SB-2 for the registration, under the Securities Act of 1933, of the Warrants and the Common Stock issuable upon exercise of the Warrants, among other securities.

    7.5 REGISTRATION OF COMMON STOCK. The Company agrees it will use its best efforts to cause the Registration Statement to become effective and to maintain such Registration Statement as currently effective until the expiration of the Warrants in accordance with the provisions of this Agreement, whether by filing an appropriate post-effective amendment thereto or otherwise.

8.  CONCERNING THE WARRANT AGENT AND OTHER MATTERS.

    8.1 PAYMENT OF TAXES. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

    8.2  RESIGNATION, CONSOLIDATION, OR MERGER OF WARRANT AGENT.

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         8.2.1 APPOINTMENT OF SUCCESSOR WARRANT AGENT.  The Warrant Agent, or
any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation authorized under applicable law to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

         8.2.2 NOTICE OF SUCCESSOR WARRANT AGENT. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

         8.2.3 MERGER OR CONSOLIDATION OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

    8.3  FEES AND EXPENSES OF WARRANT AGENT.

         8.3.1 REMUNERATION. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

         8.3.2 FURTHER ASSURANCES. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

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

    8.4  LIABILITY OF WARRANT AGENT.

         8.4.1 RELIANCE ON COMPANY STATEMENT. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Secretary of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

         8.4.2 INDEMNITY. The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

         8.4.3 EXCLUSIONS. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

    8.5 ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

9.  MISCELLANEOUS PROVISIONS.

    9.1 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

    9.2 NOTICES. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid,

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addressed (until another address is filed in writing by the Company with the
Warrant Agent), as follows:

              Ontro, Inc.
              12675 Danielson Court, Suite 401
              Poway, CA 92064
              Attention:  Secretary

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

              ChaseMellon Shareholder Services, L.L.C.
              400 South Hope Street, 4th Floor
              Los Angeles, CA 90071

    9.3 APPLICABLE LAW. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of California, without giving effect to conflict of laws.

    9.4 PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

    9.5 EXAMINATION OF THE WARRANT AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the State of California, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

    9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    9.7 EFFECT OF HEADINGS. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties

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

hereto under their respective corporate seals as of the day and year first above written.

Attest:                                ONTRO, INC.



      /s/ David A. Fisher              By:       /s/ James A. Scudder
--------------------------------           -------------------------------------
                                              James A. Scudder, President



Corporate Seal                         CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

Attest:


       /s/                             By:        /s/ Ray Torres
--------------------------------           -------------------------------------

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                                      EXHIBIT A

                             Form of Warrant Certificate